Exhibit 99.1

Macrovision [LOGO]                                       Macrovision Corporation
                                                              1341 Orleans Drive
                                                             Sunnyvale, CA 94089

                                                             (408) 743-8600 Main
                                                              (408) 743-8610 Fax

                              FOR IMMEDIATE RELEASE

                        Macrovision CEO Position Changes

SUNNYVALE, California (BUSINESS WIRE)--October 29, 2001--Macrovision Corporation (NASDAQ: MVSN) announced that John O. Ryan, the Company's co-founder, Chairman and Chief Executive Officer, has relinquished the CEO position. Mr. Ryan will continue to serve as the Company's Chairman. The change will allow Mr. Ryan to concentrate on the expansion of the Company's business, technology and intellectual property base.

William A. Krepick, the Company's President and Chief Operating Officer, will take Mr. Ryan's place as Chief Executive Officer effective today.

Mr. Krepick joined Macrovision in 1988 as Vice President of Sales and Marketing, and has served as President and Chief Operating Officer and as a Director of the Company since 1995. Mr. Krepick holds an M.B.A. degree from Stanford University and a Bachelor of Science in Mechanical Engineering from Rensselaer Polytechnic Institute.

"We are fortunate to have someone in our organization with Bill's leadership skills and experience to take over the Company's helm," stated Mr. Ryan. "Since his appointment as President and COO in 1995, Bill has played a major role in managing the Company to become the profitable and rapidly growing enterprise it is today. He has earned the respect of the investment community and our Board of Directors," Ryan added.

About Macrovision

Macrovision develops and markets copy protection, rights management and electronic license management technologies for the home video, consumer interactive software, enterprise software and music markets. Macrovision has its corporate headquarters in Sunnyvale, California, with European headquarters in London and Asia-Pacific headquarters in Tokyo.

      o The Video Technology division provides technologies that are used by motion picture studios, cable and satellite TV operators, consumer electronics companies, and personal computer manufacturers to prevent the unauthorized duplication, reception or use of copyrighted video materials. Over 600 million DVDs, over 3 billion videocassettes, and over 60 million digital set top boxes have utilized Macrovision's video copy protection technologies.

      o The Consumer Software division's SAFEDISC(R) CD-ROM copy protection solution has been licensed to over 100 mastering and replication facilities worldwide and is used by many major interactive software publishers. Its SAFECAST(TM) digital rights management (DRM) product provides persistent security solution for a variety of application, content, and entertainment products, and includes a wide range of tools that help publishers encourage trials and generate incremental sales using either CD-ROM or electronic software distribution (ESD) and electronic license distribution (ELD) technology. Its SAFEWRAP(TM) product provides tamper-proofing for digital properties, including Internet applications. Its SAFEAUDIO(TM) audio CD Copy Protection offers multi-level security, supports multi-session CDs with DRM, and is designed for maximum playability across player platforms.

      o     The GLOBEtrotter Software division's electronic license management
            (ELM) solutions for business software applications, lead by FLEXlm(R) and GTlicensing(TM), have been licensed to over 2,500 ISV (independent software vendor) customers throughout the world. Its software asset management tools (SAMsolutions) are also widely implemented by major corporate end-users. See www.globetrotter.com for further information.

(C)2001 Macrovision Corporation. Macrovision, GLOBEtrotter, FLEXlm, GTlicensing, SAFEDISC, SAFECAST and SAFEWRAP are registered trademarks or trademarks of Macrovision Corporation. SAFEAUDIO is a trademark of Macrovision Corporation, and is jointly developed and jointly owned by Macrovision Corporation and TTR Technologies, Inc (NASDAQ: TTRE).

This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. A number of factors could cause Macrovision's actual results to differ from anticipated results expressed in such forward-looking statements. Such factors are addressed in Macrovision's filings with the Securities and Exchange Commission (available at http://www.sec.gov). Macrovision assumes no obligation to update any forward-looking statements.

Note to Editors: Additional background information on Macrovision Corporation can be obtained from our Web Site at www.macrovision.com.

                                      # # #

Editorial Contact:

Miao Chuang
Macrovision Corporation
+1 (408) 743-8451
mchuang@macrovision.com


                                       6